SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                          CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): February 19, 2004

                        Trinity Learning Corporation
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           (Exact Name of Registrant as Specified in Its Charter)

                                    Utah
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               (State of Other Jurisdiction of Incorporation)


     0-8924                                          73-0981865
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(Commission File Number)                  (IRS Employer Identification No.)

1831 Second Street, Berkeley, California                            94710
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(Address of Principal Executive Offices)                         (Zip Code)

                               (510) 540-9300
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            (Registrant's Telephone Number, Including Zip Code)



       (Former Name or Former Address, if Changed Since Last Report)

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

We are filing this Current Report on 8-K to report the merger of our former auditors into a successor entity, which entity will continue as our independent auditor.

On February 19, 2004, our independent auditors, Bierwolf, Nilson & Associates, Certified Public Accountants, informed us that on February 10, 2004, that firm had merged its operations into Chisholm, Bierwolf & Nilson, LLC, ("CBN") and was therefore effectively resigning as our auditors. Bierwolf, Nilson & Associates had audited our financials statements for the fiscal year ended September 30, 2002 and the transition period ended June 30, 2003 and its reports for each these two periods did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between us and Bierwolf, Nilson & Associates on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of the merger that resulted in the effective resignation of Bierwolf, Nilson & Associates as our auditors. Our board of directors has confirmed that we will continue our engagement with CBN and has approved the change in auditors resulting from the merger of Bierwolf, Nilson & Associates into CBN.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibits

     16.1 Letter from Bierwolf, Nilson & Associates


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Trinity Learning Corporation


Date: February 19, 2004                 By: /S/ Douglas D. Cole
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                                        Douglas D. Cole, Chief Executive Officer